UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 22, 2007 (January 16, 2007)

THORIUM POWER, LTD.
(Exact name of small business issuer as specified in its charter)

Nevada	000-28535	91-1975651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8300 Greensboro Drive, Suite 800, McLean, VA 22102 (Address of Principal Executive Offices) 800-685-8082 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On October 6, 2006, the Registrant acquired Thorium Power Inc. (“TP”) in a share exchange transaction in which, for accounting purposes, TP was deemed to be the “accounting acquirer.” The transaction was described in further detail in the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2006. Initially, in the October 11, 2006 Form 8-K, the Registrant indicated that it would continue to operate with a June 30 fiscal year end, which was the Registrant’s fiscal year end prior to the transaction with TP.

On January 16, 2007, the Registrant’s Board of Directors unanimously voted to adopt TP’s fiscal year, which will begin on January 1 and end on December 31 of each year; this change shall be applicable beginning with the year ending December 31, 2006. As described above, the Registrant’s acquisition of TP was accounted for as a “reverse acquisition” and, accordingly, the Registrant will not file a transition report in connection with the change of its fiscal year given the Registrant’s election to adopt the fiscal year of TP, the accounting acquirer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, in the City of Reno, Nevada on January 22, 2007.

THORIUM POWER, LTD.

By:	/s/ Seth Grae
Seth Grae President and Chief Executive Officer